MORGAN STANLEY ABS CAPITAL I INC. TRUST 2006-WMC2

EXHIBIT 4.2

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AMENDMENT NO. 2 TO POOLING AND SERVICING AGREEMENT

Dated as of December 8, 2006

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Morgan Stanley ABS Capital I Inc. Trust 2006-WMC2

Mortgage Pass-Through Certificates, Series 2006-WMC2

AMENDMENT NO. 2

AMENDMENT NO. 2 (this “Amendment”) effective as of June 1, 2006, among Morgan Stanley ABS Capital I Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as servicer (the “Servicer”), as securities administrator (the “Securities Administrator”) and as custodian (the “Custodian”), WMC Mortgage Corp., as responsible party (the “Responsible Party”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”).

PRELIMINARY STATEMENT

WHEREAS, the Depositor, the Servicer, the Securities Administrator, the Custodian, the Responsible Party and the Trustee, are parties to the Pooling and Servicing Agreement, dated as of June 1, 2006 (the “Agreement”);

WHEREAS, Section 11.01 of the Agreement provides that the Agreement may be amended by the Depositor, the Servicer, the Securities Administrator, the Custodian, the Responsible Party and the Trustee; and

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

2.  Amendments:

The following provisions shall be added to the end of Schedule V to the Agreement:

(4) With respect to each Group I Mortgage Loan which is a Second Lien Mortgage Loan (A) such lien is on a one-to four-family residence that is the principal residence of the related Mortgagor, (B) the original principal balance was within one-half of Freddie Mac’s and Fannie Mae’s dollar amount limits for one-unit conforming one-to four-family mortgage loans for first lien mortgage loans, without regard to the number of units in the related Mortgaged Property and (C) the original principal balance of the related first lien mortgage loan plus the original principal balance of any subordinate lien mortgage loans relating to the same Mortgaged Property was within Freddie Mac’s and Fannie Mae’s dollar amount limits for first lien mortgage loans for that property type.

3.  Except as expressly modified or amended in this Amendment, all of the terms, covenants, provisions, agreements and conditions of the Agreement are hereby ratified and confirmed in every respect and shall remain unmodified and unchanged and shall continue in full force and effect.

4.  The Depositor certifies that all conditions for the execution of this Amendment have been satisfied.

5.  This Amendment shall become effective as of the date hereof when, and only when, the Agent shall have received executed counterparts of this Amendment from the parties hereto.

6.  This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument. This Amendment shall be construed in accordance with the laws of the State of New York (excluding provisions regarding conflicts of laws) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 2 as of the date first above written.

MORGAN STANLEY ABS CAPITAL I INC., as Depositor

By:	/s/ Steven Shapiro
Name:	Steven Shapiro
Title:	Managing Director

WMC MORTGAGE CORP., as Responsible Party

By:	/s/ Mardy Grossman
Name:	Mardy Grossman
Title:	Senior Vice President

WELLS FARGO BANK, N.A., as Securities Administrator

By:	/s/ Patricia Russo
Name:	Patricia Russo
Title:	Vice President

WELLS FARGO BANK, N.A., as Servicer

By:	/s/ Laurie McGoogan
Name:	Laurie McGoogan
Title:	Vice President

WELLS FARGO BANK, N.A., as Custodian

By:	/s/ Patricia Russo
Name:	Patricia Russo
Title:	Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

By:	/s/ Ronaldo Reyes
Name:	Ronaldo Reyes
Title:	Vice President

By:	/s/ Jennifer Hermansader
Name:	Jennifer Hermansader
Title:	Associate